NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER

3753

AUTHORIZED COMMON STOCK:
20,000,000 SHARES
PAR VALUE: $.001

inūvo™

SHARES

Cusip No. 46122W 20 4

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **INUVO, INC.** Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER

INUVO, INC.
CORPORATE
Seal
NEVADA

Countersigned & Registered

COLONIAL STOCK TRANSFER
Salt Lake City, Utah

By: ____________________
AUTHORIZED SIGNATURE OF TRANSFER AGENT AND REGISTRAR